Exhibit 10.47

AMBAC FINANCIAL GROUP, INC. 1997 EQUITY PLAN

AMENDED AND RESTATED

DEFERRED COMPENSATION SUB-PLAN FOR

ELIGIBLE SENIOR OFFICERS

Effective as of October 26, 1999

As Amended through October 22, 2007

Ambac Financial Group, Inc.

Deferred Compensation Sub-Plan

For Eligible Senior Officers

AMBAC FINANCIAL GROUP, INC. 1997 EQUITY PLAN —

DEFERRED COMPENSATION SUB-PLAN FOR

ELIGIBLE SENIOR OFFICERS

AMBAC FINANCIAL GROUP, INC., a Delaware corporation (the “Company”), adopts the Ambac Financial Group, Inc. 1997 Equity Plan - Deferred Compensation Sub-Plan for Eligible Senior Officers (the “Plan”), effective as of October 26, 1999. The Plan provides for selected officers of the Company the opportunity to elect to defer a portion of their annual cash bonus in the form or restricted stock units awarded under the Ambac Financial Group, Inc. 1997 Equity Plan (the “Equity Plan”).

1.	Definitions

For purposes of the Plan, unless defined below, the definitions set forth in the Equity Plan are applicable to the Plan.

“Account Value” means the amount reflected on the books and records of the Company as the value of a Participant’s Deferred Compensation Account at any date of determination, as determined in accordance with this Plan.

“Beneficiary” or “Beneficiaries” means a person or other entity designated by a Participant on a Beneficiary Designation Form to receive shares delivered in settlement of a Participant’s RSUs in the event of the Participant’s death.

“Beneficiary Designation Form” means a document, in form approved by the Committee, to be used by Participants to name their respective Beneficiaries.

“Deferral Election” means the election of a Participant, made in accordance with the terms and conditions of the Plan, to defer all or a portion of his/her Eligible Compensation for a Deferral Year.

“Deferral Election Form” means a document, in form approved by the Committee, pursuant to which a Participant makes a Deferral Election.

“Deferral Year” means the calendar year, starting with calendar year 1999. If an individual becomes eligible to participate in the Plan after the commencement of a Deferral Year, the Deferral Year for the individual shall be the remainder of such Deferral Year starting from the first day after the individual submits a Deferral Election for such Deferral Year. (By way of illustration, if an individual first becomes eligible to participate in the Plan on May 1, 2008 and submits a Deferral Election on May 15, 2008, the initial Deferral Year for such individual will be the period May 18, 2008 through December 31, 2008.).

Ambac Financial Group, Inc.

Deferred Compensation Sub-Plan

For Eligible Senior Officers

“Deferred Compensation Account” means a bookkeeping record established for each Participant. A Deferred Compensation Account is established only for purposes of recording and valuing RSUs awarded to a Participant, including additional RSUs resulting from dividend equivalents, and not to segregate assets or to identify assets that may be settle the Company’s obligations to a Participant under the Plan.

“Election Date” means a date during the year preceding the beginning of the Deferral Year that is designated by the Company as the deadline for Deferral Election relating to such Deferral Year.

“Eligible Compensation” means the cash portion of such Participant’s bonus for the relevant Deferral Year (it being understood that the amount of such bonus may not be determined until after the end of the relevant Deferral Year).

“Eligible Officer” means a senior officer of the Company or a Participating Subsidiary who is eligible to participate in the Plan pursuant to Section 4(b).

“Employer” means the Company or a Participating Subsidiary, as the case may be, that employs an Eligible Officer.

“Participant” means an Eligible Officer who participates in the Plan pursuant to Section 4.

“Participating Subsidiary” means any Subsidiary that has, by resolution of its board of directors, agreed to participate in the Plan with respect to, and to be responsible for the amounts under the Plan owed to, Eligible Officers who are employed by it.

“Restricted Stock Unit.” A restricted stock unit ( or “RSU”) represents the right to receive one share of Common Stock, subject to the terms and conditions of the applicable award, including applicable vesting requirements.

“Retirement” means the voluntary termination of a Participant’s employment by the Participant at age 55 or older after at least five years of continuous service with the Company and its Subsidiaries (including service with a corporation or other entity acquired by the Company).

“Section 409A” means Section 409A of the Code.

“Separation from Service” means either (i) the termination of a Participant’s employment with the Company and its affiliates, provided that such termination of employment meets the requirements of a separation of service determined using the default provisions set forth in Treasury Regulation §1.409A-(1)(h) or the successor provision thereto or (ii) such other date that constitutes a separation from service with the Company and its affiliates meeting the requirements of the default provisions set forth in Treasury Regulation §1.409A-(1)(h) or the

Ambac Financial Group, Inc.

Deferred Compensation Sub-Plan

For Eligible Senior Officers

successor provision thereto; provided, however, that, with respect to a Participant who incurs a permanent disability (meaning a disability within the meaning of the long-term disability plan of the Company which covers the Participant), “Separation from Service” means the date that is 29 months after the first day of disability. For purposes of this definition, “affiliate” means any corporation that is in the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company and any trade or business that is under common control with the Company (within the meaning of Section 414(c) of the Code), determined in accordance with the default provision set forth in Treasury Regulation §1.409A-(1)(h)(3).

“Specified Employee” means each officer of the Company and its affiliates, up to a maximum of fifty, having annual compensation in excess of $145,000 (as adjusted), a five percent owner of the Company and a one percent owner of the Company having annual compensation in from the Company and its affiliates in excess of $150,000, in each case determined pursuant to Section 416(i)(1)(A)(i), (ii) or (iii) of the Code (applied in accordance with the regulations thereunder and disregarding Section 416(i)(5) of the Code) any time during the 12-month period ending on December 31st of a calendar year (based on taxable wages as reported in Box 1 of Form W-2 for the 12-month period ending on December 31st of such calendar year plus amounts that would be included in wages for such 12-month period but for pre-tax deferrals to a tax-favored retirement plan or cafeteria plan or for qualified transportation benefits) who performed services for the Company and its affiliates at any time during the 12-month period ending on December 31st of such calendar year. A Participant shall be treated as a “Specified Employee” for the 12-month period beginning on March 1st of the calendar year following the calendar year for which the determination pursuant to this definition is made.

“Subsidiary” means any corporation 50 percent or more of the voting stock of which is owned directly or indirectly by the Company.

2.	Purpose

The purpose of the Plan is to provide the Company’s Eligible Officers an opportunity to defer payment of all or part of their Eligible Compensation in accordance with the terms and conditions set forth herein.

3.	Administration

(a) Authority. The Committee will be responsible for administering the Plan. The Committee will have authority to adopt such rules as it may deem appropriate to carry out the purposes of the Plan, and shall have authority to interpret and construe the provisions of the Plan and any agreements under the Plan and to make determinations pursuant to any Plan provision. Each interpretation, determination or other action made or taken by the Committee pursuant to the Plan shall be final and binding on all persons. No member of the Committee shall be liable for any action or determination made in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement in the manner provided in the Company’s Amended and Restated Certificate of Incorporation as it may be amended from time to time.

Ambac Financial Group, Inc.

Deferred Compensation Sub-Plan

For Eligible Senior Officers

(b) Delegation. The Committee may designate a committee composed of one or more members of the Board to carry out its responsibilities under such conditions as it may set.

4.	Eligibility

(a) Officers. Officers of the Company or Ambac Assurance who are appointed Managing Director, or any officer title senior to Managing Director as well as such other senior officers of the Company and its Subsidiaries as may be designated from time to time by the Chief Administrative Officer, may participate in the Plan.

(b) Becoming a Participant. An Eligible Officer becomes a Participant for any Deferral Year by filing a Deferral Election Form according to Section 5 of the Plan.

5.	Deferral Elections

(a) General Provisions. A Participant may elect to defer all or a specified percentage (in multiples of 5 percent) of his/her Eligible Compensation for a Deferral Year, in the manner provided in this Section 5. Deferrals under the Plan will be in the form of RSUs having the terms and conditions specified herein.

(b) Procedures for Making a Deferral Election. Before the Election Date applicable to a Deferral Year, each Eligible Officer will be provided with a Deferral Election Form and a Beneficiary Designation Form. In order for an Eligible Officer to participate in the Plan for a given Deferral Year, the Eligible Officer must complete and submit a Deferral Election Form to Human Resources on or prior to the close of business on the applicable Election Date, using the procedures established by the Company (which may include or require electronic submission of forms). An Eligible Officer electing to participate in the Plan for a given Deferral Year shall indicate on his/her Deferral Election Form:

(i) the percentage of Eligible Compensation for the applicable Deferral Year to be deferred;

(ii) the Participant’s election either to have settlement of the RSUs resulting from his/her deferral made upon the applicable vesting dates or to have such settlement made as of one or more dates specified on such Form (none of which dates may be earlier than the vesting date for the RSUs to be settled), provided, however, that any such election concerning the commencement of distribution of a Participant’s RSUs shall be subject to the terms and conditions of Section 6(e).

Deferral Elections may be amended or revoked by modifying or canceling the applicable Deferral Election Form and delivering such modification or cancellation to Human Resources by the close of business on the applicable Election Date. As of the close of business on the applicable Election Date, all Deferral Elections shall be irrevocable.

Ambac Financial Group, Inc.

Deferred Compensation Sub-Plan

For Eligible Senior Officers

(c) Effect of No Deferral Election. An Eligible Officer who does not submit a completed Deferral Election Form to Human Resources before the close of business on the applicable Election Date is not a Participant for the relevant Deferral Year and may not defer his/her Eligible Compensation for such Deferral Year.

6.	Restricted Stock Units; Settlement

(a) Number of RSUs.

(i) First 25% of Eligible Compensation. The number of RSUs awarded in respect of a Participant’s deferral of 25% (or less) of Eligible Compensation for a Deferral Year will be determined by dividing (A) the dollar amount of Eligible Compensation that the Participant has elected to defer by (B) the product of 0.75 times the Fair Market Value of a share of Common Stock on the date of grant. If the foregoing calculation results in a fractional RSU, the total number of RSUs awarded will be rounded up to the nearest whole number.

(ii) Amounts in Excess of 25% of Eligible Compensation. The number of RSUs awarded in respect of a Participant’s deferral of any amount in excess of 25% of Eligible Compensation for a Deferral Year will be determined by dividing (A) the dollar amount of such excess amount by (B) the Fair Market Value of a share of Common Stock on the date of grant. If the foregoing calculation results in a fractional RSU, the total number of RSUs awarded will be rounded up to the nearest whole number.

(iii) Date of Grant. The date of grant of RSUs awards in respect of a Deferral Year shall be the date of the Committee meeting to approve annual bonuses to the Company’s senior officers in respect of that Deferral Year. RSUs will be credited to a Participant’s Deferred Compensation Account.

(b) Vesting. Unless the Committee determines otherwise, RSUs granted under the Plan will vest in equal installments on the first, second and third anniversaries of the date of grant; any fractional RSUs resulting from the application of the vesting schedule will be aggregated and will vest on the first anniversary of the date of grant. Notwithstanding the preceding sentence, all RSUs representing the 25% discount to Fair Market Value provided for in Section 6(a)(i) above will vest on the fourth anniversary of the date of grant. Except as otherwise provided by the Committee, each portion of a Participant’s RSUs will vest only if the Participant continues to provide services to the Company by remaining in continuous employment with the Company or a Participating Subsidiary through the applicable vesting date; provided, however, that all RSUs credited to a Participant’s Deferred Compensation Account will vest immediately upon termination of the Participant’s employment by reason of death, permanent disability or Retirement.

(c) Dividend Equivalents. If the Company pays any cash or other dividend or makes any other distribution in respect of the Common Stock, each Restricted Stock Unit credited to the Deferred Compensation Account of a Participant will be credited with an

Ambac Financial Group, Inc.

Deferred Compensation Sub-Plan

For Eligible Senior Officers

additional number of Restricted Stock Units (including fractions thereof) determined by dividing (A) the amount of cash, or the value (as determined by the Committee) of any securities or other property, paid or distributed in respect of one outstanding share of Common Stock by (B) the Fair Market Value of a share of Common Stock on the date of such payment or distribution. Such credit shall be made effective as of the date of the dividend or other distribution in respect of the Common Stock. Any such additional RSUs will vest and be settled at the same time as the underlying RSUs.

(d) Manner of Settlement. Subject to Section 16, all Restricted Stock Units will be settled in shares of Common Stock. Subject to the other terms and conditions of the Plan, including Section 6(e), the Company shall settle a Participant’s RSUs for a Deferral Year at a single time or in a series of settlements, as elected by the Participant pursuant to Section 5(b). The unsettled portion of a Participant’s RSUs shall continue to be credited with dividend equivalents as provided in Section 6(c) until settled.

(e) Separation from Service. Notwithstanding a Participant’s election pursuant to Section 5(b), upon a Participant’s Separation from Service all vested RSUs credited to the Participant’s Deferred Compensation Account will be settled by the delivery of shares of Common Stock on a date, selected by the Company, no more than [60] days following the date of the Participant’s Separation from Service; provided, however, that if as of the date of the Participant’s Separation from Service, the Participant is a Specified Employee, none of the Participant’s RSUs shall be settled during the period beginning on the date the Participant incurs a Separation from Service and ending on the six-month anniversary of such date or, if earlier, the date of the Participant’s death, and such RSUs shall instead be settled by the delivery of Common Stock to the Participant on the first business day of the first month following the month in which occurs the six-month anniversary of the Participant’s Separation from Service or, if earlier, upon the Participant’s death in the manner provided in Section 6(f); and provided, further, that the six-month delay provided for in the preceding proviso shall not apply to any RSUs which, by virtue of an election made by the Participant pursuant to Section 5(b), are scheduled to be settled during the six months following the Participant’s Separation from Service.

(f) Death. In the event a Participant’s employment terminates by reason of death, all RSUs credited to the Participant’s Deferred Compensation Account will vest and, to the extent not settled earlier pursuant to Section 6(e), will be settled by the delivery of the corresponding shares of Common Stock to the Participant’s Beneficiary or Beneficiaries (or, in the absence of any Beneficiary, to the Participant’s estate) on a date, selected by the Company, no more than 90 days after the Participant’s date of death.

7.	Designation of Beneficiary

(a) Beneficiary Designations. Each Participant may designate a Beneficiary to receive all or part of the shares to be delivered in settlement of the Participant’s RSUs in the event of the Participant’s death. Participants shall designate a Beneficiary by executing a Beneficiary Designation Form. A Beneficiary designation is not binding on the Company until the Secretary of the Board receives the Beneficiary Designation Form. If no designation is made

Ambac Financial Group, Inc.

Deferred Compensation Sub-Plan

For Eligible Senior Officers

or no designated Beneficiary is alive (or in the case of an entity designated as a Beneficiary, in existence) at the time of the Participant’s death, any shares that become payable under the Plan will be delivered to the Participant’s estate. If there is any question as to the legal right of any Beneficiary to receive shares under the Plan, the Company may determine in its sole discretion to deliver the shares in question to the Participant’s estate. The Company’s determination shall be binding and conclusive on all persons and it will have no further liability to anyone with respect to such shares.

(b) Change of Beneficiary Designation. A Participant may change an earlier Beneficiary designation by executing a later Beneficiary Designation Form. The execution of a Beneficiary Designation Form revokes and rescinds any prior Beneficiary Designation Form.

8.	Amendments

(a) General Power of Committee. Subject to Section 8(b), the Plan may be altered, amended, suspended, or terminated at any time by the Committee in its sole discretion. Without limiting the generality of the foregoing, the Committee may amend the Plan in any manner it considers necessary or appropriate to avoid subjecting Participants to United States federal, state or local income tax, or any equivalent taxes in jurisdictions outside the United States, prior to the time that a Participant’s RSUs are settled or to interest or additional tax under Section 409A. In addition, the Committee shall have discretion to add one or more performance options to be made available from time to time for selection by Participants to measure the return (positive or negative) to be attributed to deferred amounts.

(b) When Participants’ Consents Required. Except for a termination of the Plan caused by the Committee’s determination that the laws upon which the Plan is based have changed in a manner that negates the Plan’s objectives, the Committee may not alter, amend, suspend, or terminate the Plan without the consent of any Participant to the extent that such action would result in the distribution to such Participant of amounts then credited to his/her Deferred Compensation Account in any manner other than as provided in the Plan or could reasonably be expected to result in the immediate taxation to such Participant of deferred amounts.

9.	Employer’s Obligation

This Plan is unfunded. A Deferred Compensation Account represents at all times an unfunded and unsecured contractual obligation of the relevant Employer. Each Participant or Beneficiary will be an unsecured creditor of the relevant Employer, as the case may be. Amounts payable under the Plan will be satisfied solely out of the general assets of the relevant Employer subject to the claims of the Employer’s creditors. No Participant, Beneficiary or any other person shall have any interest in any fund or in any specific asset of the Company or any other Employer by reason of any amount credited to him/her hereunder, nor shall any Participant, Beneficiary or any other person have any right to receive any distribution under the Plan except as, and to the extent, expressly provided in the Plan. The Employer will segregate any funds or assets for amounts credited to Deferred Compensation Accounts or issue any notes or security for the payment of any amount owed to Participants. Any reserve or other asset that the

Ambac Financial Group, Inc.

Deferred Compensation Sub-Plan

For Eligible Senior Officers

Company or any other Employer may establish or acquire to assure itself of the funds to provide benefits under the Plan shall not serve in any way as security to any Participant, Beneficiary or other person for the performance of the Company or any other Employer under the Plan.

10.	No Control by Participant

A Participant shall have no control over his/her Deferred Compensation Account except for (i) designating initial allocation among Performance Options and subsequently revising such allocation, in all cases to the extent permitted by the Plan, (ii) designating the date of initial distribution of benefits on his/her Deferral Election Form (which designation shall be subject to the terms and conditions of the Plan, including without limitation Section 6) and (iii) designating his/ her Beneficiary on a Beneficiary Designation Form.

11.	Restrictions on Transfer

The Company or the relevant Employer, as the case may be, shall pay all amounts payable under the Plan only to the Participant or Beneficiary designated under the Plan to receive such amounts. Neither a Participant nor his/her Beneficiary shall have any right to anticipate, alienate, sell, transfer, assign, pledge, encumber or change any benefits to which he/she may become entitled under the Plan, and any attempt to do so shall be void. Deferred Compensation Accounts shall not be subject to attachment, execution by levy, garnishment, or other legal or equitable process for a Participant’s or Beneficiary’s debts or other obligations.

12.	Waivers

The waiver of a breach of any provision in the Plan shall not operate as and may not be construed as a waiver of any later breach.

13.	Governing Law

The Plan shall be construed in accordance with and governed by the laws of the State of New York.

14.	Effective Date

The Plan became effective as of October 26, 1999. The Plan was amended and restated, effective October 22, 2007, to take account of Section 409A so that participation in the Plan will not cause Participants to recognize income for United States federal income tax purposes prior to settlement of their RSUs or to incur interest or additional tax under Section 409A.

15.	Construction

The headings in the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the Plan’s provisions. If a provision of the Plan is not valid or enforceable, that fact shall in no way affect the validity or enforceability of any other

Ambac Financial Group, Inc.

Deferred Compensation Sub-Plan

For Eligible Senior Officers

Provision. Use of one gender includes the other, and the singular and plural include each other. The provisions of the Plan are binding on the Company, each Participating Subsidiary and their respective successors or assigns, and on the Participants, their Beneficiaries, heirs, and personal representatives.

16.	Tax Withholding

The Company shall have the right, in connection with any Deferral Election or any settlement of RSUs (i) to require the Participant to remit to the Company or the relevant Participating Subsidiary an amount sufficient to satisfy any Federal, state or local tax withholding requirements and/or (ii) to withhold from settlement of RSUs a number of shares of Common Stock necessary to satisfy such requirements. The Company shall also have the right to deduct from cash payments (if any) made pursuant to the Plan any Federal, state or local taxes required to be withheld with respect to such payments. Unless otherwise determined by the Company, all withholding pursuant to this Section 16 shall be effected at the minimum statutory rate, and no Participant shall have the right to require the Company to withhold at any higher rate.

17.	No Right to Reelection or Continued Employment

Nothing in this Plan shall be deemed to confer on any Eligible Officer a right to continued employment, or to limit or restrict the right of the Company or a Participating Subsidiary to terminate an Eligible Officer’s employment at any time, for any reason, with or without cause.

18.	No Stockholder Rights

The crediting of Restricted Stock Units to a Participant’s Deferred Compensation Account shall not confer on the Participant any rights as a stockholder of the Company.

19.	Adjustment of and Changes in Shares

In the event of any merger, consolidation, recapitalization, reclassification, stock dividend, special cash dividend or other change in corporate structure affecting the Common Stock, the Committee shall make such adjustments, if any, as it deems appropriate in the number of Restricted Stock Units credited to a Participant’s Deferred Compensation Account. The foregoing adjustments shall be decided by the Committee in its discretion.

AMBAC FINANCIAL GROUP, INC. 1997 EQUITY PLAN

Sub Plan —

DEFERRED COMPENSATION FOR

ELIGIBLE SENIOR OFFICERS

Beneficiary Designation Form

To:	Human Resources

Ambac Financial Group, Inc.

I designate                      as my primary Beneficiary(ies) of any benefits that become payable under the Ambac Financial Group, Inc. 1997 Equity Plan, Sub Plan, Deferred Compensation for Eligible Senior Officers (the “Plan”) as a result of my death.

If a designated Beneficiary survives me but dies (or if a trust, terminates) before all benefits have been paid to the Beneficiary, I direct the remainder of the payments to be made as the Beneficiary designates or, if the Beneficiary fails to properly execute a Beneficiary designation, to the Beneficiary’s estate, or, if a trust, to the trustee to be distributed in accordance with the terms of the trust.

This designation revokes and rescinds any prior Beneficiary designation made by me.

If a Beneficiary is not named, or if there is no Beneficiary otherwise in existence at the time of my death, I understand that payments will be made according to Section 7(a) of the Plan.

I understand that this Beneficiary designation applies until revoked by my written request.

I also understand that, in executing this Beneficiary designation, I agree to be bound by the terms and conditions of the Plan and agree that such terms and conditions are binding upon my Beneficiary(ies), distributee(s), and personal representative(s).

Signature

Date	Name (Please Print)